[EXECUTION COPY]


SUBSIDIARY STOCK PLEDGE AGREEMENT


THIS SUBSIDIARY STOCK PLEDGE AGREEMENT (this
"Agreement"), dated as of April 28, 1994, made by each of the undersigned Subsidiaries (as defined below) of HEALTHTRUST, INC. - THE HOSPITAL COMPANY, a Delaware corporation (the "Company") and any Subsidiary of Company that after the date hereof executes an acknowledgment to this Agreement substantially in the form of Exhibit B hereto (each such undersigned
Subsidiary and other Subsidiary being referred to individually as a "Pledgor" and collectively as the "Pledgors"), in favor of and for the benefit of THE
BANK OF NOVA SCOTIA ("Scotiabank"), as collateral agent for and representative of the Secured Parties (as defined below) (in such capacity, together with any successor or other representative of the Secured
Parties being collectively referred to herein as the "Collateral Agent"). Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement referred to below.


W I T N E S E T H

WHEREAS, the Company has heretofore entered into a certain Credit Agreement, dated as of September 29, 1992 (as amended, modified or amended and restated or otherwise modified to the date hereof, the "1992 Credit
Agreement") with the financial institutions parties thereto, Scotiabank, ABN AMRO Bank, N.V., Bank of
America National Trust and Savings Association, The
Chase Manhattan Bank, N.A., Citibank, N.A., Continental
Bank N.A., Deutsche Bank AG, New York Branch, LTCB
Trust Company, Swiss Bank Corporation, and The
Toronto-Dominion Bank, as co-agents and Scotiabank, as administrative agent for the lenders; and

WHEREAS, pursuant to a Credit Agreement, dated as of April 28, 1994 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among the Company, the various financial institutions
(individually a "Lender" and collectively the "Lenders") as are, or may from time to time become, parties thereto, Scotiabank and ABN AMRO Bank, N.V.,
Bank of America National Trust and Savings Association,
The Chase Manhattan Bank, N.A., Chemical Bank, Citicorp
USA, Inc., Continental Bank N.A., Deutsche Bank AG, New
York Branch, First Union National Bank of North
Carolina, General Electric Capital Corporation, The
Industrial Bank of Japan, Limited, New York Branch, The
Long-Term Credit Bank of Japan, Limited, New York
Branch, NationsBank of Tennessee, N.A., Swiss Bank
Corporation, San Francisco Branch, Third National Bank in Nashville, and The Toronto-Dominion Bank, as co-agents, and Scotiabank, as administrative agent, the Lenders have agreed to refinance all amounts outstanding or otherwise due under the 1992 Credit
Agreement and have extended commitments to make Credit
Extensions to the Company; and

WHEREAS, the Company has and may hereafter from time to time enter into arrangements designed to protect the Company against fluctuations in interest rates (such arrangements (if any) which have been or are entered into with one or more Lenders or one or more lenders under the 1992 Credit Agreement (collectively, the
"Interest Rate Exchangers" and together with the Lenders, collectively, the "Secured Parties") being collectively referred to herein as the "Interest Rate
Agreements" and the obligations of the Company under such agreements, including the obligation to make payments in the event of early termination thereunder, being the "Interest Rate Obligations"); and

WHEREAS, each Pledgor has entered into the Subsidiary
Guaranty, dated as of April 28, 1994 (as amended from time to time, the "Subsidiary Guaranty"), pursuant to which such Pledgor guarantees the Obligations under the Credit Agreement and the Interest Rate Obligations; and

WHEREAS, each Pledgor wishes to grant pledges, and security interests in favor of the Collateral Agent for the benefit of the Secured Parties to secure the obligations of such Pledgor with respect to the Subsidiary Guaranty;

WHEREAS, as a condition precedent to the making of the initial Credit Extensions under the Credit Agreement, each Pledgor is required to execute and deliver this Agreement; and

WHEREAS, each Pledgor has duly authorized the execution, delivery and performance of this Agreement;
and

WHEREAS, each Pledgor will derive substantial direct and indirect benefits from the Credit Extensions made from time to time to the Company pursuant to the Credit
Agreement and the entering into of Interest Rate
Agreements with Interest Rate Exchangers, which benefits are hereby acknowledged, and each Pledgor, accordingly, desires to enter into this Agreement in order to satisfy the condition precedent described in the foregoing recital;

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Pledgor hereby agrees as follows:

   A G R E E M E N T :

SECTION 1.  Grants of Security.

Each Pledgor, to the extent of its interest therein, hereby pledges and grants to the Collateral Agent for its benefit and the benefit of the Secured Parties, and hereby grants to the Collateral Agent for its benefit and the benefit of the Secured Parties, a first priority security interest in, the following (the
"Collateral") to secure the Secured Obligations (as defined in Section 2):

(i) the shares of capital stock listed in Exhibit A hereto and in Annex A to each Exhibit B hereto executed by each Pledgor (the "Pledqed Shares"), the certificates representing the Pledged Shares and all interest in the entries on the books of any Person registering ownership of all Pledged Shares that are not represented by certificates and all dividends, cash, instruments and other properties from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged
Shares;

(ii) from and after the 90th day following the Closing
Date (or if an earlier date, upon delivery thereof), all of the issued and outstanding shares of EPIC and its Subsidiaries (other than EPIC Properties, Inc.), and from and after the date on which all of the CMOs have been redeemed or otherwise retired, all of the issued and outstanding shares of EPIC Properties, Inc., in each case together with the certificates representing all such Pledged Shares and any interest of the Pledgor in the entries on the books of any financial intermediary pertaining to all such Pledged
Shares, and, subject to Section 6, all dividends, cash, options, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Shares;

(iii) all additional shares of stock of any issuer of the Pledged Shares from time to time acquired by the Pledgors in any manner (which shares shall be deemed to be part of the Pledged Shares), and the certificates representing such additional shares and all interest in the entries on the books of any Person registering ownership of such additional shares that are not represented by certificates and all dividends, cash, instruments and other properties from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares; and

(iv) all proceeds of any and all of the foregoing
Collateral.

SECTION 2.  Secured Obliqations.

This Agreement secures, and the Collateral pledged by each Pledgor is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by acceleration or otherwise
(including the payment of amounts that would become due but for the operation of the automatic stay under
Section 362(a) of the Bankruptcy Code, 11 U.S.C.
362(a)), of all obligations of such Pledgor under the Subsidiary Guaranty, whether now or hereafter existing, whether for principal, premium or interest (including, without limitation, interest which, but for the filing of a petition in bankruptcy with respect to the Company or a particular Pledgor, would accrue on such obligations), payments for early termination, fees, expenses or otherwise, together with all obligations of each Pledgor now or hereafter existing under this Agreement (all such obligations being the "Secured
Obligations") provided, however, that the pledge made and the security interest granted in Section 1 and any other provision of this Agreement shall be effective as to any obligations under the Subsidiary Guaranty in respect of (a) any obligations refinancing or extending all or any portion of the Obligations under the Credit
Agreement only if the holders of such obligations or their representatives shall have executed and delivered an acknowledgement to this Agreement substantially in the form of Exhibit C hereto acknowledged by each Pledgor, and (b) any Interest Rate Obligations only if the Interest Rate Exchanger to whom such Interest Rate
Obligations are owed shall have executed and delivered an acknowledgement to this Agreement acknowledged by each Pledgor, and provided, further, that the provisions of this Agreement shall not be effective as to EPIC and its Subsidiaries until the 91st day following the Closing Date.

SECTION 3.  Delivery of Pledqed Collateral.

All certificates or instruments representing or evidencing the Collateral shall be delivered in accordance with Section 5.1.5 of the Credit Agreement or Section 7.1.9 of the Credit Agreement, as the case may be, to and held by the Collateral Agent on behalf of the Secured Parties pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent. The
Collateral Agent shall have the right, at any time upon or after the occurrence and during the continuance of an Event of Default in its discretion and without notice to any Pledgor, except as required by clause
(b)(l) of Section 10, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Collateral.

SECTION 4.  Representations and Warranties.

Each Pledgor, as of the date of execution of this Agreement or as of the date of execution by such Pledgor of an acknowledgment to this Agreement substantially in the form of Exhibit B hereto, as applicable, represents and warrants as follows as to itself and any Collateral pledged by it:

(a) Such Pledgor is duly organized, validly existing and, in the case of each Pledgor that is a corporation, in good standing under the laws of its respective jurisdiction of incorporation or organization and has full corporate, partnership or other appropriate power and authority to own its assets and properties, to operate its business as now conducted and proposed to be conducted, to enter into this Agreement, to invest in the subject Subsidiary, and to carry out the transactions contemplated hereby.

(b) The subject Subsidiary is a corporation, partnership or other similar arrangement duly organized, validly existing and, in the case of each subject Subsidiary that is a corporation, in good standing under the laws of its respective jurisdiction of incorporation or organization and has full corporate, partnership or other appropriate power and authority to own its assets and properties, to operate its business as now conducted and proposed to be conducted, to issue the Pledged Shares, if any, or partnership or other ownership interests, as the case may be, and to carry out the transactions contemplated thereby.

(c) Each of such Pledgor and such subject Subsidiary that is a corporation is in good standing wherever necessary to carry on its present business and operations, except in jurisdictions in which the failure to be in good standing has no material adverse effect on the Company and its Subsidiaries, taken as a whole.

(d) The execution, delivery and performance by such Pledgor of this Agreement, and the issuance of the Pledged Shares, if any, or partnership or other ownership interests have been duly authorized by all necessary corporate, partnership or other appropriate action by the Pledgor and the subject Subsidiary.

(e) The execution, delivery and performance by such Pledgor of this Agreement, and the issuance of the Pledged Shares, if any, or partnership or other ownership interests do not and will not (i) violate any provision of law applicable to such Pledgor or the subject Subsidiary, the Certificate or Articles of Incorporation or Bylaws or any partnership or other appropriate charter documents, as applicable, of such Pledgor or any order, judgment or decree of any court or other agency of government binding on such Pledgor or the subject Subsidiary, (ii) conflict with, result in a ~reach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of such Pledgor or the subject
Subsidiary, (iii) result in or require the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of such Pledgor or the subject Subsidiary, other than as provided in the Collateral Documents or as permitted under Section 7.2.3 of the Credit Agreement, or (iv) require any approval of stockholders, partners or other owners of security interests or any approval or consent of any Person under any material contractual obligation of such Pledgor or the subject ~ubsidiary, other than approvals or consents which have been obtained and disclosed in writing to the Secured Parties.

(f) This Agreement constitutes the legally valid and binding obligation of such Pledgor enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles (whether at law or in equity) relating to or limiting creditors' rights generally.

(g)  There is no action, suit, proceeding or
arbitration (whether or not purportedly on behalf of such Pledgor or the subject Subsidiary) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or, to the knowledge of such Pledgor, threatened against or affecting such Pledgor or the subject Subsidiary, or any of their respective properties which would materially adversely affect the ability of ~uch Pledgor to perform its obligations under this Agreement, and there is no basis known to such Pledgor for any such action, suit or proceeding.
Neither such Pledgor nor the subject Subsidiary is (i) in violation of any applicable law which materially adversely affects or may materially adversely affect the ability of such Pledgor to perform its obligations under this Agreement, (ii) subject to or in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would materially adversely affect the ability of such Pledgor to perform its obligations under this Agreement. There is no action, suit, proceeding or investigation pending, or to the knowledge of such Pledgor, threatened against or affecting the Pledgor or the subject Subsidiary, which contests the validity or enforceability of this Agreement.

(h) All of the Pledged Shares, if any, ha~e been duly authorized and validly issued and are fully paid and nonassessable.

(i) Such Pledgor is the legal and beneficial owner, or at the time of delivery of such Collateral to the Collateral Agent pursuant to Section 3 of this Agreement will be such owner, of the Collateral free and clear of any Lien except for the security interest created by this Agreement.

(j) The pledge of the Pledged Shares pursuant to this Agreement and the pledge and delivery of the certificates and other instruments evidencing the same create a valid and perfected first priority security interest therein, securing the payment of the Secured
Obligations.

(k) Except as has already been obtained by Pledgor, no consent of any other party (including, without limitation, stockholders or partners, or other Persons owning equity interests in, or creditors of such Pledgor) and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge by such Pledgor of the Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by such Pledgor or (ii) for the exercise by the Collateral
Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally).

(l) The Pledged Shares, if any, constitute the percentage of the issued and outstanding shares of capital stock of the issuer thereof set forth opposite the name of such issuer in Part I of Exhibit A hereto and in Part I of Annex A to Exhibit B hereto executed and delivered by such Pledgor.

(m) Such Pledgor has received all permission necessary by the subject Subsidiary and the equity participants therein to encumber the Collateral.

SECTION 5.  Further Assurances.

(a) Each Pledgor agrees that at any time and from time to time, at the expense of such Pledgor, such Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that the Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

(b) Each Pledgor further agrees that it will, upon obtaining any shares of any Person required to be pledged pursuant to clause (iii) of Section 1, promptly
(and in any event within five (5) Business Days) deliver to the Collateral Agent a pledge amendment, duly executed by such Pledgor, in substantially the form of Exhibit D hereto (a "Pledge Amendment"), in respect of the additional Pldged Shares which are to be pledged pursuant to this Agreement. Each Pledgor hereby authorizes the Collateral Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Shares listed on any Pledge Amendment delivered to the Collateral Agent shall for all purposes hereunder be considered Collateral.

(c) Each Pledgor will not make any changes in its corporate name or conduct its business operations under any fictitious business name or trade name without giving to the Collateral Agent at least 30 days prior written notice of such changes or new name.

SECTION 6.  Transfers and Other Liens.

Except as otherwise permitted by the Credit Agreement, no Pledgor shall: (i) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral to secure the debt of any person or entity, except for the security interest created by this Agreement, or (iii) permit any issuer of any Pledged Shares pledged by such Pledgor to terminate its corporate, partnership or other existence; provided, however, that if a Permitted
Disposition occurs and the assets subject to such Penmitted Disposition are Collateral, the Collateral
Agent shall release the Pledged Shares that are the subject of such Permitted Disposition to the applicable
Pledgor free and clear of the Lien and security interest under this Agreement effective as of the time of such Permitted Disposition; provided, further, that notwithstanding anything herein to the contrary, the Collateral Agent may release such Collateral from the lien and security interest of this Agreement upon the approval of the release of such Collateral by the Lenders under the Credit Agreement.

SECTION 7.  The Collateral Aqent Appointed
Attorney-in-Fact

Each Pledgor hereby irrevocably appoints the Collateral
Agent its attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor, the Collateral Agent or otherwise, from time to time in the Collateral Agent's discretion (which discretion shall be exercised reasonably) to take any action and to execute any instrument that the Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

(i) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

(ii) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (i) above, and

(iii) to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral; and, in the case of each of clauses (i).
(ii) and (iii) above, the Collateral Agent shall use its best efforts to give the affected Pledgor notice of any action taken by the Collateral Agent in accordance with this Section 7 as soon as practicable after such action is taken; provided, however, that a failure to give such notice shall not in any way impair the authority of the Collateral Agent pursuant to this
Section 7 or the validity of any action taken by the Collateral Agent pursuant thereto; provided, further, that it is expressly agreed that (y) in the case of any JV Subsidiary that is a partnership, the exercise by the Collateral Agent of the authority granted pursuant to this Section 7 shall not cause the Collateral Agent to become subject to any of the liabilities or obligations of a general partner of the subject JV
Subsidiary and (z) each Pledgor hereby agrees to indemnify the Collateral Agent against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in any way relating to or arising out of the Collateral or any action taken by the Collateral
Agent with respect thereto pursuant to this Section 7, except as such result from the Collateral Agent's gross negligence or willful misconduct or the failure by the Collateral Agent to exercise reasonable care in the custody and preservation of the Collateral as provided in Section 9.

SECTION 8.  The Collateral Agent May Perform.

If any Pledgor fails to perform any agreement contained herein after written request to do so by the Collateral
Agent, the Collateral Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses so incurred in connection therewith shall be payable by such Pledgor pursuant to Section
13.

SECTION 9.  The Collateral Agent's Duties.

The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for treatment of the Collateral in its possession in a manner substantially equivalent to that which the Collateral Agent, in its individual capacity, accords its own property of a similar nature, and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

SECTION 10.  Voting Riqhts; Dividends; etc.

(a) So long as no Event of Default has occurred and is continuing:

(i) Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; provided, however, that such Pledgor shall not exercise or refrain from exercising any such right if the Collateral Agent shall have notified such Pledgor that, in the Collateral Agent's reasonable judgment, such action would have a material adverse effect on the value of the Collateral or any part thereof.

(ii) Each Pledgor shall be entitled to receive and retain any and all dividends paid in respect of the Collateral pledged by such Pledgor; provided, however, that any and all dividends paid or payable in the form of Securities shall be, and shall be forthwith delivered to the Collateral Agent to hold as, Collateral and shall, if received by such Pledgor, be received in trust for the benefit of the Collateral
Agent, be segregated from the property or funds of such Pledgor, and be forthwith delivered to the Collateral
Agent as Collateral in the same form as so received
(with any necessary indorsement).

(iii) The Collateral Agent shall execute and deliver
(or cause to be executed and delivered) to each Pledgor all such proxies and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and other rights that it is entitled to exercise pursuant to paraqraph (i) above and to receive the dividends that it is authorized to receive and retain pursuant to paragraph (ii) above.

(b) Upon the occurrence and during the continuance of an Event of Default:

(i) All rights of each Pledgor to exercise the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to clause (a)(i) of
Section 10 and to receive the dividends that it would otherwise be authorized to receive and retain pursuant to clause (a) of Section 10 shall cease, and all such right shall thereupon become vested in the Collateral agent who shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Collateral such dividends;
provided, however, that the right of any Pledgor to exercise such voting and other consensual rights shall cease only upon written notice from the Collateral
Agent to such Pledgor.

ii) All dividends that are received by any Pledgor contrary to the provisions of paragraph (i) of this clause (b) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Pledgor and shall be forthwith paid over to the Collateral Agent as Collateral in the same form as so received twith any necessary indorsement).

(iii) Each Pledgor shall execute and deliver (or cause to be executed and delivered) to the Collateral Agent all such proxies and other instruments as the Collateral Agent may reasonably request for the purpose of enabling the Collateral Agent to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends that it is authorized to receive and retain pursuant to paragraph (ii) above.

SECTION 11. Remedies upon Default: Decisions Relating to Exercise of Remedies.

A.  Remedies Upon Default.

If any Event of Default under the Credit Agreement shall have occurred and be continuing:

(a) The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party in default under the Uniform Commercial Code (the "UCC") in effect in the State of New York at that time, and the Collateral Agent may also without notice (except as specified below) sell the Collateral or any part thereof in one or more parcels, at public or private sale, at any exchange, broker's board or at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Collateral. The
Collateral Agent or any Secured Party may be the purchaser of any or all of the Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured
Obligations owed to such Person as a credit on account of the purchase price of any Collateral payable by such Person at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to such Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was 80 adjourned. Each Pledgor hereby waives, to the fullest extent permitted by law, any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree.

(b) Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as from time to time amended (the "Securities Act"), and applicable state securities laws, the Collateral
Agent may be compelled, with respect to any sale of all or any part of the Collateral conducted without prior registration or gualification of such Collateral under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acguire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Collateral
Agent than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act) and such Pledgor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws.

(c) If the Collateral Agent determines to exercise its right to sell any or all of the Collateral, upon written request, each Pledgor shall, and shall cause each issuer of any Pledged Shares pledged by such Pledgor to be sold hereunder from time to time to, furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the number of shares and other instruments included in the Collateral which may be sold by the Collateral
Agent as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

B.  Decisions Relating to Exercise of Remedies.

Notwithstanding anything in this Agreement to the contrary, as provided in the Credit Agreement, the Collateral Agent shall exercise, or shall refrain from exercising, any remedy provided for in Subsection A above in accordance with the instructions of the Required Lenders and the Co-Agents, the Administrative
Agent, the Lenders and the Interest Rate Exchangers shall be bound by such instructions; Agent, the Lenders
Agreement shall be and the sole rights of the Administrative and the Interest Rate Exchangers under this to be secured by the Pledged Collateral and receive the payments provided for in Section 12 hereof.
SECTION 12.  Application of Proceeds.

All proceeds received by the Collateral Agent in respect of any sale of, collection from, or any realization upon all or any part of the Collateral shall be applied promptly in whole or in part by the Collateral Agent against the Secured Obligations in the following order of priority:

first, to the payment of the costs and expenses of such sale, collection or other realization, including reasonable compensation to the Collateral Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by Collateral Agent in connection therewith, in accordance with Section 13;

second, to the payment of all or any part of the Secured Obligations; and

third, after payment in full of the amounts specified in the preceding subparagraphs, to the payment to or upon the order of the applicable Pledgor, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

SECTION 13.  Indemnity and Expenses.

(a)  Each Pledgor agrees to indemnify the Collateral
Agent and each Secured Party from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement, the Credit Agreement, or any other documents contemplated by or referred to therein or herein or the transactions contemplated thereby or hereby or the enforcement of any of the terms hereof or of any such other documents, except claims, losses or liabilities resulting from the Collateral Agent's or that Secured Party's gross negligence or willful misconduct or failure by the Collateral Agent to exercise reasonable care in the custody and preservation of the Collateral as provided in Section 9.

(b) Each Pledgor agrees to pay upon demand to the Collateral Agent the amount of any and all expenses, including the reasonable fees and disbursements of counsel and of any experts and agents, that the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder, or (iv) the failure by such Pledgor to perform or observe any of the provisions hereof.

SECTION 14.  Amendments; Termination.

(a) No amendment, modification or waiver to this Agreement shall be binding (i) on the Collateral Agent without the written consent of the Collateral Agent or
(ii) on any Pledgor without the written consent of such Pledgor.

(b)  When all Secured Obligations have been
indefeasibly paid in full and no Commitment or Letter of Credit remains outstanding, this Agreement #hall tenminate, and the Collateral Agent shall, upon the reguest and at the expense of any Pledgor, forthwith assign, transfer and deliver, against receipt and without recourse to the Collateral Agent, such of the Collateral pledged by such Pledgor as shall not have been sold or otherwise applied pursuant to the terms hereof to or on the order of such Pledgor and shall execute and deliver to such Pledgor such documents as such Pledgor shall reasonably request to evidence such termination.

SECTION 15.  Addresses for Notices.

All notices and other communications to any party provided for hereunder shall be in writing and may be personally delivered, telecopied, telexed or sent by United States mail. For the purposes hereof, the addresses of the parties hereto shall be as set forth under each party's name on the appropriate signature page hereof, or as to any party at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section 15. All such notices and other collullunications shall be deemed to have been given when delivered in person, upon receipt of telecopy or telex, or four Business Days after deposit in the United States mail, registered or certified, with postage prepaid and properly addressed as aforesaid.

SECTION 16. Continuing Security Interest; Assignments by the Secured Parties.

Subject to the provisos to Section 6 hereof and to
Section 14 hereof and to the Credit Agreement, this Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until indefeasible payment in full of the Secured Obligations and all Commitments have been terminated and all Letters of Credit cancelled, (ii) be binding upon each Pledgor, its successors and assigns and (iii) inure to the benefit of the Secured Parties and the Collateral Agent, on behalf of the Secured
Parties, and their successors, transferees and assigns.
Without limiting the generality of the foregoing clause
(iii) but subject to the provisions of the Credit
Agreement, any Secured Party may assign or otherwise transfer the indebtedness held by it to any other
Person and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise.

SECTION 17.  Governinq Law; Terms.

THIS AGREEMENT, AND ANY INSTRUMENT OR AGREEMENT
REQUIRED EERE~NDBR, SHALL BE GOVERNED BY, AND SHALL BB
CONSTRUED AND ENFORCED IN ACCORDANCB WITH, THE INTERNAL
LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO
PRINCIPLES OF CONFLICTS OF LAW. Unless otherwise defined herein or in the Credit Agreement, terms used in Articles 8 and 9 of the UCC as in effect in the State of New York are used herein as therein defined.


SECTION 18.  Consent to Jurisdiction and Service of
Process

ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PLEDGOR
WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN ANY
STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE
STATE OF NEW YORK AND, BY EXECUTION AND DELIVERY OF
THIS AGREEMENT, EACH PLEDGOR ACCEPTS FOR ITSELF AND IN
CONNECTION WITH ITS PROPERTIES, GENERALLY AND
UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE
AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON
CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY
JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS
AGREEMENT.  EACH PLEDGOR HEREBY DESIGNATES AND APPOINTS
DEWEY BALLANTINB, 1301 AVENUE OF THE AMERICAS, NEW
YORK, NEW YORK  10019, ATTENTION: MORTON A. PIERCE, AND
SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY SUCH
PLEDGOR IRREVOCABLY AGREEING IN WRITING TO SO SERVE, AS
ITS AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ALL
PROCESSING ANY SUCH PROCBEDINGS IN SUCH COURT, SUCH
SERVICE BEING HEREBY ACKNOWLEDGED BY EACH SUCH PLEDGOR
TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.
A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY
REGISTERED MAIL TO THE PLEDGORS AT THE ADDRESS
PROVIDED IN THE APPLICABLE SIGNATURE PAGE HERETO EXCEPT
THAT UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY
FAILURE TO MAIL SUCH COPY SHALL AFFECT THE VALIDITY OF
SERVICE OF PROCESS.  IF ANY AGENT APPOINTED BY ANY
PLEDGOR REFUSES TO ACCEPT SERVICE, SUCH PLEDGOR HEREBY
AGREES THAT SERVICE UPON IT BY REGISTERED MAIL SHALL
CONSTITUTE SUFFICIENT NOTICE.  NOTHING HEREIN SHALL
AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER
PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE
COLLATERAL AGENT TO BRING PROCEEDINGS AGAINST ANY
PLEDGOR IN THE COURTS OF ANY OTHER JURISDICTION.

EACH OF THE PARTIES TO THIS AGREEMENT HEREBY
IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY
ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR
RELATING TO THIS AGREEMENT, THE LOAN DOCUMENTS OR THE
TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction including, without limitation, contract claims, tort claims, breach of duty claims and all other common law and statutory claims. The Collateral Agent and the Pledgors each (i) acknowledge that this waiver is a material inducement for The Collateral Agent to enter into a business relationship, that The Collateral Agent and the Pledgors have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings and (ii) further warrant and represents that each has reviewed this waiver with its legal counsel and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel.
THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE
MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER
SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS,
SUPPLEMENTS OR MODIFICATIONS OF THIS AGREEMENT. In the event of litigation, the Agreement may be filed as a written consent to a trial by the Court.

SECTION 19.  Counterparts

This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, each pledgor and the Collaterall Agent have caused this Agreement to be duly executed and delivered by their officers thereunto duly authorized as of the date first above written.

TRI-CITY MED, INC
MED CENTRAL, INC.
ROSEBURG AMBULANCE, INC.



By  s/Glenn D. Davis
Name:
Title:

Address:  c/o Healthtrust, Inc. - The
                    Hospital Company
                      4525 Harding Road
                      Nashville, TN  37205

Telecopier No.:  (615) 298-6377

Attention:  President



THE BANK OF NOVA SCOTIA,
as Collateral Agent



By s/ Mary K. Munoz
  Authorized Signatory

Address:  600 Peachtree Street, N.E.
                    Suite 2700
                    Altanta, GA  30308

Telecopier No.:  (404) 888-8998

Attention:  Ms. Mary Munoz